UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

diaDexus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 16, 2015, diaDexus, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with Leap Tide Capital Management, LLC and Jan Loeb (the “Leap Tide Group”). The Leap Tide Group is the beneficial owner of more than 5% of the common stock of the Company. Pursuant to the Agreement, the Leap Tide Group has agreed to cause, subject to certain conditions, all voting securities of the Company of which the Leap Tide Group and its affiliates, are the beneficial owners to be voted in favor of the Company’s proposals at the 2015 annual meeting of the Company (the “2015 Annual Meeting”). The Leap Tide Group has also agreed, during the Standstill Period (as defined in the Agreement), to, among other things, cause all voting securities of the Company of which the Leap Tide Group and its affiliates are the beneficial owners to be voted in favor of any and all directors nominated by the Board of Directors of the Company (the “Board”), including John Sperzel III, a Leap Tide Group nominee, for election and against any proposal made by any of the Company’s stockholders that is not recommended by the Board, subject to certain conditions. During the Standstill Period, the Leap Tide Group shall not, among other things, solicit any proxies or become a participant in any contest relating to the election of directors of the Company or other stockholder approvals not recommended by the Board; vote in favor of the removal of any director serving on the Board who has been previously nominated by the Board; propose or attempt to call a special meeting of stockholders; initiate or participate in any stockholder action without a meeting of the stockholders of the Company that is not recommended by the Board; otherwise act individually or in concert with any other person or entity to seek to control, direct or influence the management, Board or policies of the Company; or assist or induce others to do any of the actions restricted or prohibited under the Agreement.

Pursuant to the Agreement, the Company agrees, among other things, to increase the size of the Board to six members; to include Mr. Sperzel in the slate of nominees for election as directors of the Company at the 2015 Annual Meeting; to use its reasonable best efforts to cause the election of Mr. Sperzel to the Board at the 2015 Annual Meeting; and if Mr. Sperzel is elected at the 2015 Annual Meeting but resigns from the Board during the Standstill Period, and so long as the Leap Tide Group continues to hold not less than 5% of the outstanding common stock of the Company, to allow the Leap Tide Group to recommend independent replacement candidates for Mr. Sperzel to the Board or the Nominating and Governance Committee of the Board for consideration.

The foregoing is only a summary of the material terms of the Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement, dated April 16, 2015, by and among diaDexus, Inc., Leap Tide Capital Management, LLC and Jan Loeb.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.

(Registrant)

Date: April 17, 2015

	By:	/s/ Lori F. Rafield, Ph.D.
Lori F. Rafield, Ph.D.
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated April 16, 2015, by and among diaDexus, Inc., Leap Tide Capital Management, LLC and Jan Loeb.